                                                                Exhibit 99.2.B



                              Exhibit 24(b)(10)(a)

               Written Consent of Sutherland Asbill & Brennan LLP

                               [S.A.B. Letterhead]


                                                     January 25, 2002



Board of Directors
AUSA Life Insurance Company, Inc.
4 Manhattanville Road
Purchase, New York  10577

         RE:      AUSA Series Annuity Account B
                  AUSA Janus New York
                  File No. 333-64650/811-10437

Gentlemen:

         We hereby consent to the use of our name under the caption "Legal Matters" in the Statement of Additional Information contained in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 (File No. 333-64650) of the AUSA Series Annuity Account B filed by AUSA Life Insurance Company, Inc. with the Securities and Exchange Commission under the Securities Act of 1933. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                Very truly yours,

                                                SUTHERLAND ASBILL & BRENNAN LLP


                                                By:  /s/ Mary Jane Wilson-Bilik
                                                     --------------------------
                                                      Mary Jane Wilson-Bilik